Exhibit 99.1

Wellgistics Health Releases Letter to Our Shareholders

Why Vertical Integration and Blockchain Will Define the Next Era of Healthcare

TAMPA, FL .—(BUSINESS WIRE)—May 21, 2026— Wellgistics Health, Inc. (“Wellgistics”) (NASDAQ: WGRX), a health information technology leader, integrating proprietary pharmacy dispensing optimization artificial intelligence (AI) platform EinsteinRx™ into its patented blockchain-enabled smart contracts platform PharmacyChain™, today released a letter to shareholders expanding upon the strategy behind recently announced transactions.

‘Dear Fellow Shareholders,

Yesterday we announced a series of transactions that, taken together, mark the most consequential strategic moment in Wellgistics Health’s history. We are writing today to explain what connects them — and why we believe the steps we are taking now will position Wellgistics as essential infrastructure for the healthcare industry of the next decade.

Our thesis is straightforward: vertical integration is the only path to real efficiency in healthcare, and blockchain is the only architecture capable of supporting it at scale. Every participant in healthcare — providers, payors, pharmacies, manufacturers, and patients — is operating with fragmented data, duplicated workflows, and trust gaps that cost the system hundreds of billions of dollars each year. We believe these inefficiencies cannot be solved by another point solution layered on top of legacy systems. They require a unified data fabric that captures, verifies, and exchanges health information across every node of care. That fabric will be built on blockchain. We believe it is not a question of whether the industry adopts blockchain-based infrastructure, but when — and who is positioned to provide it.

That conviction is the strategic logic behind every announcement we made yesterday.

DelivMeds AI and the expanded Datavault license give us the enabling intellectual property for commercial tokenized healthcare data management. Tokenization is the mechanism that turns fragmented health data into a verifiable, exchangeable, and valuable asset. By forming DelivMeds AI and consolidating these capabilities inside our EinsteinRx™ platform, we are building the data layer that the rest of the industry will eventually need to plug into.

The QOLPOM patent portfolio brings remote biometric patient verification, technology-enabled pharmacodynamic monitoring, and medical drone biometric IP under our roof. Verification is the foundation of trust in any tokenized data system. Without it, health data cannot be reliably exchanged or monetized. QOLPOM’s IP gives us the authentication layer that makes the data layer credible. And it opens up a potential unique future last-mile solution using drones capable of biometric patient verification to deliver prescriptions and pickup diagnostic specimen collection for lab services in rural communities.

The Tollo Health controlling interest and Forzet™ extend our reach directly to the patient. Through the Health Lives Here program in partnership with NFL Alumni Health, we will engage GLP-1 patients managing muscle loss — generating real-world adherence, outcomes, and biometric data that flows back into our platform. This is vertical integration in practice: from the manufacturer relationship, through the pharmacy network, the prescription dispensing event, the patient’s daily experience, and back into the data infrastructure that improves the next decision.

Each of these moves stands on its own. Together, they form a single integrated thesis. The pharmacy is the most under-appreciated touchpoint in healthcare — it is where prescriptions are filled, where adherence begins, and where the richest longitudinal data on patient behavior already lives. We have spent years building the connective tissue across 6,500 pharmacies and 200+ manufacturers. We are now extending that connective tissue upstream into data infrastructure and downstream into patient care.

The companies that will define healthcare over the next ten years will not be the ones with the best single product. They will be the ones who own the data, the verification, and the patient relationship — and who can move information across all three with cryptographic trust. That is what we are building.

We recognize that the breadth of yesterday’s announcements raises questions, and we are committed to keeping our shareholders informed at every step. We will provide additional detail in the coming weeks as definitive agreements are finalized.

The planned share restructuring and new CUSIP support the Company’s next phase of growth.

Thank you for your continued confidence in Wellgistics Health. We are building this Company with conviction, and we believe the foundation we are laying now will deliver durable value for shareholders, providers, and patients alike.’

Sincerely,

Gerald Commissiong

Interim Co-Chief Executive Officer

Prashant Patel

Interim Co-Chief Executive Officer

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ:WGRX) is a health information technology leader integrating its proprietary pharmacy dispensing optimization artificial intelligence platform EinsteinRx™ into its blockchain-enabled smart contracts platform PharmacyChain™ to optimize the prescription drug dispensing journey. Its integrated platform connects more than 6,500 pharmacies and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility verification, onboarding, adherence support, prior authorization, and cash-pay fulfillment designed to improve patient access and transparency across the prescription ecosystem.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expected second quarter 2026 revenue, expected growth of Wellgistics Pharmacy revenue, the anticipated benefits of the Kare Pharmtech joint venture, the anticipated onboarding of patient lives, the targeted August 2026 launch of the Health Lives Here app, the anticipated benefits of the Tollo Health partnership, the Company’s plans regarding GLP-1 related opportunities, the integration of PharmacyChain™ functionality with EinsteinRx™, the potential expansion of the Datavault AI PharmacyChain™ license to include Health-as-a-Service capabilities, the expected development of HIPAA-compliant data transfer functionality, the potential acquisition of the QOLPOM IP portfolio, the potential acquisition of a controlling interest in Tollo Health, LLC, and the Company’s expectations regarding its business strategy, operating discipline, revenue opportunities and future growth. Forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance. These statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “target,” “may,” “will,” “would,” “could,” “should,” “seek,” “estimate,” “project,” “potential,” “continue” and similar expressions.

Forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied, including, among others: the Company’s ability to achieve expected revenue growth; the risk that preliminary second quarter results may differ from actual results following quarter-end close procedures; the Company’s ability to successfully integrate Kare Pharmtech, Tollo Health, Datavault AI PharmacyChain™ functionality and other strategic initiatives; the Company’s ability to launch the Health Lives Here app on the anticipated timeline or at all; the Company’s ability to successfully develop, commercialize and scale EinsteinRx™ and PharmacyChain™-enabled capabilities; regulatory, reimbursement, data privacy, HIPAA, healthcare, FDA, FTC and other compliance risks; risks associated with medical food, dietary supplement, telehealth and AI-enabled healthcare offerings; the Company’s ability to maintain and expand manufacturer, pharmacy, patient and strategic partner relationships; competitive conditions in the healthcare technology, pharmacy, telehealth and pharmaceutical distribution markets; the availability of capital; the Company’s ability to maintain compliance with Nasdaq listing requirements; and the other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Wellgistics Media & Investor Contact

Media: media@wellgisticshealth.com

Investor Relations: IR@wellgisticshealth.com